UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 16, 2004

TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12025 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)

(734) 855-2600
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

SIGNATURE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

REFINANCING CREDIT AGREEMENT

     On December 21, 2004, TRW Automotive Holdings Corp. (the “Company”) announced that the Company and its wholly owned subsidiaries, TRW Automotive Inc. (“TAI”) and TRW Automotive Intermediate Holdings Corp. (“Intermediate”), and certain of the Company’s foreign subsidiaries, entered into its Fourth Amended and Restated Credit Agreement dated as of December 17, 2004 with the lenders party thereto and JPMorgan Chase Bank, as administrative agent, Bank of America, N.A. and Goldman Sachs Credit Partners L.P., as co-syndication agents, and Credit Suisse First Boston and The Bank of Nova Scotia, as co-documentation agents. The amended and restated credit agreement provides for $1.9 billion in senior secured credit facilities, consisting of (i) a 5-year $900.0 million Revolving Credit Facility (the “Revolving Credit Facility”), (ii) a 5-year $400.0 million Term Loan A Facility (the “Term Loan A”) and (iii) a 7.5-year $600.0 million Term Loan B Facility (the “Term Loan B”; combined with the Revolving Credit Facility and Term Loan A, the “Facilities”). Proceeds from the Facilities will be used to refinance $1.7 billion of existing senior secured credit facilities and pay fees and expenses related to the refinancing. The initial draw under the Facilities is expected to occur in January 2005. The Company’s existing $300 million Term Loan E will remain in place.

     Borrowings under the Facilities will bear interest at a rate equal to an applicable margin plus, at TAI’s option, either (a) a base rate determined by reference to the higher of (1) JPMorgan Chase Bank’s prime rate and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR or a eurocurrency rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs. When the Facilities are drawn in January 2005, the Term Loan A and the Revolving Credit Facility will be priced at LIBOR plus 1.375 % and the Term Loan B will be priced at LIBOR plus 1.50%. The commitment fee on the undrawn amounts under the Revolving Credit Facility will be .35%. The commitment fee on the Revolving Credit Facility and the applicable margin on the Facilities will be subject to a leverage-based grid.

     The Term Loan A will amortize in equal quarterly amounts, beginning with 15% in the third year after funding, 40% in the fourth year and 45% in the fifth year. The Term Loan B will amortize in equal quarterly installments in an amount equal to 1% per annum during the first 7 years and three months and in one final installment on the maturity date.

     Like the previously existing senior credit facilities, all obligations of TAI will be unconditionally guaranteed by the Company and substantially all existing and subsequently acquired domestic subsidiaries of TAI. Obligations of the foreign subsidiary borrowers will be unconditionally guaranteed by the Company, TAI and certain foreign subsidiaries of TAI.

     The Facilities, like the previously existing senior credit facilities, will be secured by a perfected first priority security interest in, and mortgages on, substantially all tangible and intangible assets of TAI and substantially all of its domestic subsidiaries, including a pledge of 100% of the stock of TAI and substantially all of its domestic subsidiaries and 65% of the stock of foreign subsidiaries owned by domestic entities. In addition, like the previously existing senior credit facilities, foreign borrowings under the Facilities will be secured by assets of the foreign borrowers.

     The Facilities, like the previously existing senior credit facilities, contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability to incur additional indebtedness or issue preferred stock, repay other indebtedness, pay dividends and distributions or repurchase capital stock, create liens on assets, make investments, loans or advances, make certain acquisitions, engage in mergers or consolidations, enter into sale and leaseback transactions, engage in certain transactions with affiliates, amend certain material agreements governing our indebtedness and change the business conducted by the Company and its subsidiaries. In addition, the Facilities, like the previously existing senior credit facilities, contain the following financial covenants: a maximum total leverage ratio and a minimum interest coverage ratio and require certain prepayments from excess cash flows, as defined, and in connection with certain asset sales and the incurrence of debt not permitted under the senior credit facilities.

     The Facilities, like the previously existing senior credit facilities, generally restrict the payment of dividends or other distributions by TAI, subject to specified exceptions. The exceptions include, among others, the making of payments or distributions in respect of expenses required for the Company and Intermediate to maintain their corporate existence, general corporate overhead expenses, tax liabilities and legal and accounting fees. Since the Company is a holding company without any independent operations, it does not have significant cash obligations, and is able to meet its limited cash obligations under the exceptions to the debt covenants.

     The Facilities, like the previously existing senior credit facilities, also include customary events of default.

AMENDMENT TO EMPLOYMENT AGREEMENTS

     On December 16, 2004, TAI or TRW Limited, another wholly owned subsidiary of the Company, entered into amendments to the employment agreements with each of the Company’s executive officers (John Plant, Steve Lunn, David Bialosky, Joseph Cantie, Peter Lake and Neil Marchuk)(each, an “Executive”). The employment agreements previously provided that the Executives’ annual bonuses will be based upon the achievement of annual net income, EBITDA and cash flow targets established by the board of directors within the first three months of each fiscal year. The amendments revise the employment agreements to clarify that the objectives on which Executives’ annual bonuses are based are defined measures of EBITDAP and cash flow. The amendments also provide that twenty percent of Executives’ target bonuses will be based on additional factors determined to be relevant by the compensation committee of the board of directors, which may include industry-specific and general economic conditions as well as strategic factors.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: December 21, 2004	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer